As filed with the Securities and Exchange Commission on September 6, 2001

Registration No. 333-42866

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ILLUMINA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0804655 (IRS Employer Identification No.)

9390 Towne Centre Drive, Suite 200
San Diego, California 92121
(Address of principal executive offices) (Zip Code)

2000 Stock Plan
(Full title of the Plan)

Jay T. Flatley
Chief Executive Officer and President
Illumina, Inc.
9390 Towne Centre Drive, Suite 200, San Diego, California, 92121
(Name and address of agent for service)
(858) 587-4290
(Telephone number, including area code, of agent for service)

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

RE-ALLOCATION

     On August 2, 2000, Illumina, Inc. (the “Registrant”) registered 2,649,460 shares of Common Stock for issuance under the Illumina, Inc. 1998 Incentive Stock Plan (the “1998 Plan”) on a Form S-8 Registration Statement with the Securities Exchange Commission, Registration Number 333-42866. On July 27, 2000, those 2,649,460 shares were transferred from the 1998 Plan to the Illumina, Inc. 2000 Stock Plan (the “2000 Plan”), which is the successor to the 1998 Plan. Therefore, Registrant is hereby re-allocating 2,649,460 of the previously registered shares under the 1998 Plan to the 2000 Plan, with such re-allocation to be effective immediately upon the filing of this Post-Effective Amendment. Registrant will re-register those 2,649,460 shares under the 2000 Plan on a new Form S-8 Registration Statement. No further option grants or stock issuances will be made under the 1998 Plan.

SIGNATURES

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of San Diego, State of California, on September 6, 2001.

ILLUMINA, INC.

By:	/s/ Jay T. Flatley Jay T. Flatley President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay T. Flatley Jay T. Flatley	President, Chief Executive Officer and Director (Principal Executive Officer)	September 6, 2001

/s/ Timothy M. Kish * Timothy M. Kish	Chief Financial Officer (Principal Financial and Accounting Officer)	September 6, 2001

/s/ John R. Stuelpnagel, D.V.M. * John R. Stuelpnagel, D.V.M	Director	September 6, 2001

/s/ R. Scott Greer R. Scott Greer	Director	September 6, 2001

/s/ Robert T. Nelsen * Robert T. Nelsen	Director	September 6, 2001

Signature		Title	Date

/s/ George Poste, DVM, Ph. D. * George Poste, DVM, Ph. D		Director	September 6, 2001

/s/ William Rastetter, Ph. D. * William Rastetter, Ph. D		Director	September 6, 2001

/s/ David R. Walt, Ph. D. * David R. Walt, Ph. D		Director	September 6, 2001

/*By:	/s/ Jay T. Flatley Jay T. Flatley Attorney-in-Fact